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                 IN WITNESS WHEREOF, the undersigned have caused this May 1995
Waiver to be duly executed and delivered as of the date first above written.

                                            ST. CHARLES GAMING COMPANY, INC.


                                            By:
                                                ---------------------------
                                                Title:


                                            NOMURA HOLDING AMERICA INC.


                                            By:
                                                ---------------------------
                                                Title:

Accepted, Acknowledged and Agreed to:

CROWN CASINO CORPORATION

By:
    -------------------------------
    Title:


GAMING ENTERTAINMENT MANAGEMENT SERVICES, INC.

By:
    -------------------------------
    Title:

BANK OF NEW YORK, as successor to
  Hibernia National Bank,
  as Agent for the Purchasers

By: /s/ Sheila S. Papelbon
    -------------------------------
    Title: Assistant Vice President